Exhibit 10.1

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is made as of September 17, 2026 by and between AGM Group Holdings Inc., a business company incorporated under the laws of the British Virgin Islands (the “Company”) and the purchaser identified on the signature pages hereto (the “Purchaser”). The Company, on one hand, and the Purchaser, on the other hand, are sometimes each referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, upon the terms and subject to the conditions of this Agreement, the Company desires to issue and sell to the Purchaser, and the Purchaser wishes to purchase from the Company, certain class A ordinary shares, par value US$0.05 per share of the Company (“Class A Ordinary Shares”) in a private placement exempt from registration pursuant to Regulation S (“Regulation S”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”);

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Parties hereto agree as follows:

Article I
PURCHASE AND SALE

1.1 Issuance, Sale and Purchase of Class A Ordinary Shares. Upon the terms and subject to the conditions of this Agreement, the Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to issue, sell and deliver to the Purchaser, at the Closing (as defined below), a certain number of Class A Ordinary Shares (the “Purchased Shares”), at price of US$0.6305 per Purchased Share (the “Per Share Purchase Price” which shall be adjusted from time to time pursuant to Section 3.2), for the total amount of cash consideration as set forth on the signature page hereto executed by the Purchaser (the “Aggregate Purchase Price”), free and clear of any pledge, mortgage, security interest, encumbrance, lien, charge, assessment, right of first refusal, right of pre-emption, third party right or interest, claim or restriction of any kind or nature (collectively, “Encumbrances”) (except for restrictions arising under the Securities Act or created by virtue of Section 3.1 of this Agreement), provided, however, that (a) no fractional Class A Ordinary Shares will be issued as Purchased Shares, (b) any fractions shall be rounded down to the nearest whole number of Class A Ordinary Shares, and (c) the Aggregate Purchase Price will be reduced by the value of any such fractional share (as calculated on the basis of the Per Share Purchase Price). The purchase, issuance, sale and delivery of the Purchased Shares shall be made pursuant to and in reliance upon Regulation S.

1.2 Closing. Subject to Section 1.3, the closing (the “Closing”) of the sale and purchase of the Purchased Shares pursuant to Section 1.1 shall take place remotely via the electronic exchange of the closing documents and signatures on the fifth (5th) Business Day following the satisfaction or waiver of all of the conditions set forth in Section 1.3 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), or such other place or time as the Parties may mutually agree upon. The date and time of the Closing are referred to herein as the “Closing Date”. At the Closing, subject to the satisfaction (or waiver) of the conditions set forth in Section 1.3 and delivery of the documents required pursuant to Section 1.3(a), the following actions shall be completed in the following order: (a) the Purchaser shall first pay the Aggregate Purchase Price in U.S. dollars by wire transfer of immediately available funds to an escrow account agreed to by the Parties (such amount so deposited, the “Deposited Consideration”), and (b) only after the Deposited Consideration has been irrevocably credited to such escrow account and the Company has received evidence thereof reasonably satisfactory to the Company, the Company shall promptly thereafter issue and deliver, or cause to be issued and delivered, to the Purchaser the Purchased Shares, credited as fully paid, in book-entry form, and shall deliver to the Purchaser: (i) a certified true copy of the relevant extract of the register of members or shareholders list of the Company, evidencing the Purchased Shares being issued and sold to the Purchaser or its nominee, (ii) a copy of the duly adopted resolutions of the Board of Directors of the Company (the “Company Board”) approving (x) the issuance and sale of Purchased Shares to the Purchaser, (y) the updating of the register of members or shareholders list of the Company to reflect the Purchaser or its nominee as the sole holder of the Purchased Shares, and (z) the appointment of two new directors and the updating of the register of directors of the Company to reflect the adjustment to the Company Board contemplated by this Agreement.

1.3 Closing Conditions.

(a) Conditions to the Purchaser’s Obligations to Effect the Closing. The obligation of the Purchaser to purchase and pay for the Purchased Shares as contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may only be waived in writing by the Purchaser in its sole discretion:

(i) All corporate and other actions required to be taken by the Company in connection with the issuance and sale of the Purchased Shares hereunder and any other transactions contemplated under this Agreement shall have been completed, including, without limitation, the review and approval of such transactions by the Company Board (or a duly authorized committee thereof), and with such approval in accordance with applicable Nasdaq requirements, and the determination in good faith that the transactions contemplated hereby are fair to and in the best interests of the Company and its shareholders.

(ii) The representations and warranties of the Company contained in Section 2.1 of this Agreement shall, without giving effect to any qualification as to “materiality,” “Material Adverse Effect” or any similar standard or qualification set forth therein, have been true and correct on the date of this Agreement and in all material respects on and as of the Closing Date (other than the representations and warranties set forth in Section 2.1(a) through (c), 2.1(f) through (g) and 2.1(t), which shall be true and correct in all respects except for de minimis inaccuracies); and the Company shall have performed and complied in all material respects with all, and not be in breach or default in any material respects under any, agreements, covenants, conditions and obligations contained in this Agreement or any other Transaction Document that are required to be performed or complied with on or before the Closing Date.

(iii) The Purchaser shall have received a copy of the certificate of good standing and certificate of incumbency of the Company (which should be issued no earlier than five (5) Business Days before the Closing Date).

(iv) No Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, order or determination (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the transactions contemplated by this Agreement or any other Transaction Document, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement or any other Transaction Document that are substantial in relation to the Company; and no action, suit, proceeding or investigation shall have been instituted by or before an Authority of competent jurisdiction that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the transactions contemplated by this Agreement or any other Transaction Document, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement or any other Transaction Document that are substantial in relation to the Company.

(v) All consents of any Authority required in connection with the transactions contemplated by the Transaction Documents shall have been obtained.

(vi) Without limiting the generality of Section 1.3(a)(iv) above with respect to actions of Authorities, there shall be no actual Legal Proceeding by a third party as defined in and contemplated by Section 3.4(a).

(vii) Trading in Class A Ordinary Shares has not been, or been threatened to be, or is reasonably expected to be pursuant to applicable rules, suspended by the SEC or the Nasdaq.

(viii) The Company shall have caused the resignation by the director(s) designated from the Company Board, and the remaining members of the Company Board shall have duly appointed such candidate(s) nominated by the Purchaser to fill the vacancy resulted from the resignation of such designated director(s) and other director(s) resigning from the Company Board (if any), provided that such resignation and appointments shall become effective concurrently with the Closing and subject to (A) the Purchaser having paid the Aggregate Purchase Price in accordance with this Agreement, (B) the Purchased Shares having been duly issued and registered in the name of the Purchaser or its nominee in the register of members or shareholders list of the Company, and (C) compliance with applicable Law, the applicable rules of The Nasdaq Stock Market LLC and the memorandum and articles of association of the Company.

(ix) There shall have been no actual violation of Anti-Corruption Laws by the Company or its Subsidiaries that would reasonably likely cause a material loss to the Company and its Subsidiaries, taken as a whole.

(x) Since the date hereof, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(xi) The Company shall have submitted with Nasdaq a Notification Form: Listing of Additional Shares for the listing of the Purchased Shares.

(xii) The Company shall have publicly disclosed the execution of this Agreement and the material terms of the transactions contemplated hereby by furnishing to the SEC a Report on Form 6-K.

(xiii) The Company shall have delivered to the Purchaser a certificate, dated the Closing Date, certifying that the conditions specified in this Sections 1.3(a)(i) to (a)(xii) have been fulfilled.

(b) Conditions to the Company’s Obligations to Effect the Closing. The obligation of the Company to issue, sell and deliver the Purchased Shares to the Purchaser as contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may only be waived in writing by the Company in its sole discretion:

(i) All corporate and other actions required to be taken by the Purchaser in connection with the purchase of the Purchased Shares hereunder and any other transactions contemplated under this Agreement shall have been completed.

(ii) The representations and warranties of the Purchaser contained in Section 2.2 of this Agreement shall have been true and correct on the date of this Agreement and in all material respects on and as of the Closing Date; and the Purchaser shall have performed and complied in all material respects with all, and not be in breach or default in any material respect under any, agreements, covenants, conditions and obligations contained in this Agreement or any other Transaction Document that are required to be performed or complied with on or before the Closing Date.

(iii) No Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the transactions contemplated by this Agreement or any other Transaction Document, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement or any other Transaction Document that are substantial in relation to the Company; and no action, suit, proceeding or investigation shall have been instituted by or before an Authority of competent jurisdiction that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the transactions contemplated by this Agreement or any other Transaction Document, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement or any other Transaction Document that are substantial in relation to the Company.

Article II
REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, as follows:

(a) Due Incorporation. The Company is a business company duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands. The Company has all requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is currently being conducted. The Company is duly qualified to do business in each jurisdiction in which it is conducting its business, or the operation, ownership or leasing of its properties makes such qualification necessary. Complete and correct copies of the Organizational Documents of the Company as currently in effect has been filed or furnished with the SEC. The Company is not in violation of any of the provisions of its Organizational Documents in any material respect.

(b) Authority. The Company has full power and authority to enter into, execute and deliver this Agreement and other Transaction Documents and each agreement, certificate, document and instrument to be executed and delivered by the Company pursuant to this Agreement and other Transaction Documents and to perform its obligations hereunder and thereunder. The execution and delivery by the Company of this Agreement and other Transaction Documents and the performance by the Company of its obligations hereunder and thereunder have been duly authorized by all requisite actions on its part.

(c) Valid Agreement. The Transaction Documents have all been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by the availability of specific performance, injunctive relief, or other equitable remedies.

(d) Subsidiaries.

i.	All Group Companies, together with their jurisdiction of incorporation or organization, as applicable, are listed on Schedule 2(d) of the Disclosure Letter (the Group Companies other than the Company, the “Group Subsidiaries”). The Company owns, directly or indirectly, all of the outstanding equity securities of the Group Subsidiaries, free and clear of all Encumbrances (other than Permitted Liens). Except for the Group Subsidiaries, the Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or have any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any written, oral or other Contract, binding understanding, option, warranty or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

ii.	Each of Group Subsidiaries is duly incorporated, formed or organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of its jurisdiction of incorporation, formation or organization. Each of the Group Subsidiaries has the requisite corporate or equivalent power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted in all material respects. Each Group Subsidiary is duly qualified to do business in each jurisdiction in which the conduct of its business, or the operation, ownership or leasing of its properties, makes such qualification necessary. Complete and correct copies of the Organizational Documents of each Group Subsidiary, as amended and currently in effect, have been made available to the Purchaser. No Group Subsidiary is in violation of any of the provisions of its Organizational Documents in any material respect.

iii.	All issued and outstanding shares of capital stock, limited liability company interests and equity interests of each Group Subsidiary (i) have been duly authorized, validly issued, fully paid and are non-assessable (in each case, to the extent that such concepts are applicable), (ii) are not subject to, nor have been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right, and (iii) have been offered, sold and issued in compliance with applicable Legal Requirements and the applicable Group Subsidiary’s respective Organizational Documents.

iv.	Except as contemplated under this Agreement, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which any Group Subsidiary is a party or by which it is bound obligating such Group Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any ownership interests of such Group Subsidiary or obligating such Group Subsidiary to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

(e) Non Contravention. Except as set forth on Schedule 2(e) of the Disclosure Letter or as may result from any facts or circumstances relating solely to the Purchaser, the execution, delivery and performance by the Company of this Agreement or any other Transaction Document and the consummation by the Company of the transactions contemplated hereby and thereby, will not (i) violate any provision of the Organizational Documents of the Company or its Subsidiaries or violate any constitution, statute, regulation, rule, injunction, judgment, Order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Company or its Subsidiaries is subject, or (ii) except in each case as do not and would not have a Material Adverse Effect, conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an Encumbrance under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries is bound or to which any of the Company’s or its Subsidiaries’ assets are subject. There is no action, suit or proceeding, pending or threatened against the Company or its Subsidiaries that questions the validity of this Agreement or any other Transaction Document or the right of the Company to enter into this Agreement or any other Transaction Document or to consummate the transactions contemplated hereby, and is reasonably expected to be determined adversely against the Company or its Subsidiaries, and if so determined, would have a Material Adverse Effect.

(f) Capitalization.

(i) The Company is authorized to issue a maximum of 90,000,000 shares with a par value of US$0.05 each, comprising (i) 60,000,000 Class A Ordinary Shares, par value US$0.05 per share and (ii) 30,000,000 class B ordinary shares (the “Class B Ordinary Shares”), par value US$0.05 per share. No split, combination, or other restructuring with respect to the Class A Ordinary Shares has been effected since the date hereof or will be effected prior to the Closing Date. As of the date hereof, there are 3,966,746 Class A Ordinary Shares and 1,200,000 Class B Ordinary Shares issued and outstanding. All issued and outstanding Class A Ordinary Shares are validly issued, fully paid and non-assessable. All issued and outstanding shares of the Company and all issued and outstanding shares of each Group Company have been issued and granted in compliance with (x) all applicable Securities Laws and other applicable laws and (y) all requirements set forth in applicable plans or contracts, without violation of any preemptive rights, rights of first refusal or other similar rights. “Securities Laws” means the Securities Act (together with the rules and regulations promulgated thereunder), the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”), the listing rules of, or any listing agreement with, the Nasdaq Stock Market (“Nasdaq”) and any other applicable law regulating securities or takeover matters.

(ii) As of the date hereof, (x) the Company has adopted the 2025 Share Incentive Plan (the “Share Incentive Plan”). Pursuant to the Share Incentive Plan, the maximum aggregate number of Class A Ordinary Shares initially available for issuance thereunder is 592,249, and 572,500 Class A Ordinary Shares have been issued under the Share Incentive Plan. The maximum aggregate number of Class A Ordinary Shares initially available for issuance under the Share Incentive Plan is subject to an annual increase on the first day of each fiscal year of the Company during the 2025 Plan’s initial three-year period, commencing with the fiscal year beginning on January 1, 2026, by (i) an amount equal to 3% of the total number of Class A Ordinary Shares issued and outstanding on the last day of the immediately preceding fiscal year, or (ii) such lesser number of Class A Ordinary Shares as may be determined by the Company Board, subject to equitable adjustment as provided in the Share Incentive Plan.

(iii) Schedule 2(f) of the Disclosure Letter sets forth, as of the date hereof, a list of all holders of outstanding Company Equity Awards, including the number of Company Shares subject to each such Company Equity Award, the grant date, and exercise price for such Company Equity Award, the extent to which such Company Equity Award is vested and exercisable and the date on which such Company Equity Award expires. Each Company Equity Award has a grant date identical to or after the date on which the Company Board or its compensation committee actually approved the grant of the Company Equity Award. Each Company Equity Award qualifies for the tax and accounting treatment afforded to such Company Equity Award in the Company’s Tax Returns and the Company Financial Statements, respectively. The Company has provided or made available to the Purchaser true and complete copies of (x) each of the standard form of option award agreement, restricted share award agreement and restricted share unit award agreement and (y) any option award agreements, restricted share award agreements and restricted share unit award agreements, as applicable, that materially differ from such respective standard forms.

(iv) Except as set forth on Schedule 2(f) of the Disclosure Letter, as of the Closing, (i) no subscription, warrant, option, convertible or exchangeable security, or other right (contingent or otherwise) to purchase or otherwise acquire equity securities of the Company or any of Group Subsidiaries is authorized or outstanding, and (ii) there is no commitment by the Company or Group Subsidiaries to issue shares, subscriptions, warrants, options, convertible or exchangeable securities, or other similar equity rights, to distribute to holders of their respective equity securities any evidence of indebtedness, to repurchase or redeem any securities of the Company or Group Subsidiaries or to grant, extend, accelerate the vesting of, change the price of, or otherwise amend any warrant, option, convertible or exchangeable security. There are no declared or accrued unpaid dividends with respect to any Company Shares.

(v) All issued and outstanding Company Shares are, and all Company Shares which may be issued pursuant to the exercise of Company Equity Awards, when issued in accordance with the terms of the Company Equity Awards, will be, (i) duly authorized, validly issued, fully paid and non-assessable and (ii) not subject to or issued in violation of any preemptive rights created by the BVI Business Companies Act, Revised Edition 2020, the Company’s Organizational Documents or any agreement to which the Company is a party. All issued and outstanding Company Shares and Company Equity Awards were issued in compliance with applicable Legal Requirements.

(vi) Except as set forth on Schedule 2(f) of the Disclosure Letter, no issued and outstanding Company Shares are subject to vesting or forfeiture rights or repurchase by a Group Company, except as provided for under the BVI Business Companies Act, Revised Edition 2020 subject to the provisions thereunder. There are no outstanding or authorized stock appreciation, dividend equivalent, phantom stock, profit participation or other similar rights issued by any Group Company.

(vii) All distributions, dividends, repurchases and redemptions in respect of the shares (or other equity interests) of the Company were undertaken in compliance with its Organizational Documents then in effect, any agreement to which the Company then was a party and in compliance with applicable Legal Requirements.

(viii) Except as set forth on Schedule 2(f) of the Disclosure Letter or as provided for in this Agreement, there are no registration rights, no voting trust, proxy, rights plan, anti-takeover plan or other similar agreements or understandings, to which any Group Company is a party or by which any Group Company is bound with respect to any ownership interests of the applicable Group Company.

(ix) Except as set forth on Schedule 2(f) of the Disclosure Letter or as provided for in this Agreement, as a result of the consummation of the transactions contemplated hereby, no shares, warrants, options or other securities of any Group Company are issuable and no rights in connection with any shares, warrants, options or other securities of any Group Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

(x) The rights of the Purchased Shares shall be as stated in the second amended and restated memorandum and articles of association of the Company, as amended and restated on June 2, 2025, which were subsequently amended by written resolutions of the directors of the Company passed on September 10, 2025 (the “Amended and Restated Memorandum and Articles of Association”), and there has not been any change to the Amended and Restated Memorandum and Articles of Association since the date hereof that will adversely affect the rights of holders of Class A Ordinary Shares.

(g) Due Issuance. The Purchased Shares, when issued in accordance with this Agreement and the terms of such Purchased Shares, will be validly issued, fully paid and non-assessable and free and clear of all Encumbrances, except for restrictions arising under the Securities Act or created by virtue of Section 3.1 of this Agreement, and upon delivery and entry into the register of members of the Company will transfer to the Purchaser good and valid title to such Purchased Shares.

(h) Consents and Approvals. Neither the execution and delivery by the Company of this Agreement or any other Transaction Document, nor the consummation by the Company of any of the transactions contemplated hereby and thereby, nor the performance by the Company of this Agreement or any other Transaction Document in accordance with its terms requires the consent, approval, Order or authorization of, or registration with, or the giving notice to, any Authority or any third party, except such as have been or will have been obtained, made or given on or prior to the Closing Date.

(i) Compliance with Laws. Except as disclosed in the SEC Documents and would not have a Material Adverse Effect, none of the Group Companies has conducted any activity in violation of any applicable statute, rule, regulation, Order or restriction of any domestic or foreign government or any agency thereof in respect of the conduct of its business or the ownership of its properties. All Approvals which are required to be obtained or made by each Group Company in connection with the consummation of the transactions contemplated hereunder shall have been obtained or made prior to and be effective as of the Closing. Each Group Company has all Approvals necessary for the conduct of its business as currently conducted and as proposed to be conducted. Each Approval held by each Group Company is valid, binding and in full force and effect in all material respects. None of the Group Companies: (a) is in default or violation (and no event has occurred that, with notice or the lapse of time or both, would constitute a default or violation) of any material term, condition or provision of any such Approval; or (b) has received any notice from an Authority that has issued any such Approval that it intends to cancel, terminate, modify or not renew any such Approval. The Company shall have made reasonably sufficient “exist filing” with the CSRC with respect to the status that the Company is no longer subject to further CSRC filing requirements. To the reasonable knowledge of the Company, there are no fines or penalties asserted against the Group Companies under any applicable Law, and none of the Group Companies has received any notice from any governmental entities with respect to any violation of any applicable Law.

(j) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Documents, except as specifically disclosed in a subsequent SEC Documents filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to U.S. GAAP or disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, and (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares. The Company does not have pending before the SEC any request for confidential treatment of information. Except for the issuance of the Purchased Shares contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists, or is reasonably expected to occur or exist, with respect to the Company or its Subsidiaries or their respective business, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable Securities Laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Business Day prior to the date that this representation is made.

(k) No U.S. Registration and Qualification Exemptions. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 2.2, no registration under the Securities Act is required for the offer and sale of the Purchased Shares by the Company to the Purchaser as contemplated hereby. The Company is relying upon the exemption from the registration requirements of Regulation S promulgated under the Securities Act and has met all requirements, and taken all necessary actions, to make the issuance, sale and delivery of the Purchased Shares. The issuance and sale of the Purchased Shares hereunder does not contravene the rules and regulations of the Nasdaq Capital Market. The Class A Ordinary Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Class A Ordinary Shares under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. Except as specifically disclosed in a subsequent SEC Documents filed prior to the date hereof, the Company has not, in the 12 months preceding the date hereof, received notice from Nasdaq to the effect that the Company is not in compliance with the listing or maintenance requirements of Nasdaq. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. Assuming the accuracy of Purchaser’s representations and warranties set forth in Section 2.2, neither the Company, nor any of its Affiliates, nor, to the knowledge of the Company, any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Purchased Shares to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of Nasdaq on which the securities of the Company are listed or designated.

(l) SEC Documents.

i.	Except as disclosed in the SEC Documents, the Company has timely filed or furnished, as applicable, all reports, schedules, forms, statements and other documents required to be filed or furnished by it with the SEC pursuant to the Securities Act or the Exchange Act and the rules and regulations promulgated thereunder (all of the foregoing documents filed with or furnished to the SEC and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter (referred to as the “SEC Documents”). As of their respective filing or furnishing dates, the SEC Documents complied in all material respects with the requirements of the Sarbanes-Oxley Act, the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, as applicable, to the respective SEC Documents, and, none of the SEC Documents, at the time they were filed or furnished, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information contained in the SEC Documents, considered as a whole and as amended as of the date hereof, do not as of the date hereof, and will not as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

ii.	The Company maintains disclosure controls and procedures required by Rule 13a-15(e) or 15d-15(e) under the Exchange Act, which controls and procedures are designed to provide reasonable assurance that all material information concerning the Company required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is made known to the Company’s principal executive officer and its principal financial officer, as appropriate, to allow timely decisions regarding required disclosure. As of the date hereof, (i) there are no outstanding comments from the SEC with respect to the SEC Documents and (ii) none of the SEC Documents filed on or prior to the date of this Agreement is subject to any ongoing SEC investigation or review. The Company is in compliance in all respects with the applicable listing and corporate governance rules and regulations of Nasdaq.

iii.	The financial statements and notes of the Company contained or incorporated by reference in the SEC Documents (the “Company Financial Statements”) fairly present in all material respects the financial condition and the results of operations, changes in shareholders’ equity and cash flows of the Company as at the respective dates of, and for the periods referred to in, such financial statements, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material to the Group Companies, taken as a whole) and the absence of footnotes, and were prepared and will be prepared in accordance with: (i) U.S. GAAP; and (ii) Regulation S-X or Regulation S-K, as applicable, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material to the Group Companies, taken as a whole) and the absence of footnotes. The Company has no off-balance sheet arrangements that are not disclosed in the SEC Documents.

iv.	The Company has designed and maintains a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and is designed to provide reasonable assurances (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP, (ii) that receipts and expenditures of the Group Companies are being made only in accordance with appropriate authorizations of management and directors of the Company, (iii) that transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP, (iv) regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Group Companies that could have a material effect on the financial statements, and (v) that accounts, notes and other receivables are recorded accurately. Except as disclosed in SEC Documents, the Company has not identified or been made aware of (A) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company, (B) any fraud, whether or not material, that involves the Company’s management or other employees or Affiliates who have a significant role in the preparation of financial statements or the internal accounting controls utilized by the Company, or (C) any claim or allegation regarding any of the foregoing or any whistleblower complaint or report whether regarding the foregoing or any other matter.

v.	The Group Companies have no Liabilities of the type required to be reflected or reserved for on a balance sheet prepared in accordance with U.S. GAAP, other than Liabilities (i) set forth in or reserved against or otherwise reflected in the financial statements and notes thereto contained or incorporated by reference in the SEC Documents, (ii) arising in the ordinary course of business since the date of the most recent balance sheet included in the financial statements and notes contained or incorporated by reference in the SEC Documents and are not material in amount, or (iii) that are not, or would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies taken as a whole. No Group Company has any secured creditors holding a security interest.

(m) Interested Party Transactions. Except as set forth on Schedule 2(m) of the Disclosure Letter, (a) No officer or director of the Company or any of their respective immediate family members, or any employee, officer, director or manager of the Group Companies or any of their respective immediate family members, is indebted to the Group Companies for borrowed money, nor are any of the Group Companies indebted for borrowed money (or committed to make loans or extend or guarantee credit) to any of such Persons, and (b) no officer, director, employee, manager or holder of equity or derivative securities of the Group Companies (each, a “Company Insider”) or any member of a Company Insider’s immediate family is, directly or indirectly, a counterparty to (or controls a counterparty to) any Company Material Contract with any of the Group Companies, in each case, other than: (i) for payment of salary, bonuses and other compensation for services rendered; (ii) reimbursement for reasonable expenses incurred in connection with any of the Group Companies; (iii) for other employee benefits made generally available to similarly situated Persons; (iv) related to any such Person’s ownership of Company Shares or other securities of the Group Companies or such Person’s employment or consulting arrangements with the Group Companies; or (v) conducted on an arm’s-length basis.

(n) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its SEC Documents and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(o) Choice of Law. The choice of the laws of the State of New York as the governing law of this Agreement and the other Transaction Documents is a valid choice of law under the laws of the British Virgin Islands and Hong Kong SAR.

(p) Arbitration. The submission by the Company to arbitration pursuant to this Agreement and the other Transaction Documents is not contrary to British Virgin Islands law and is valid and binding as a matter of British Virgin Islands law.

(q) Enforcement of Arbitration Award. Any final and conclusive monetary award obtained against the Company in arbitration proceedings in Hong Kong for a definite sum may, with the leave of the High Court in the British Virgin Islands, be enforced in the same manner as a judgment of the British Virgin Islands court under the procedure set out in the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards 1958. It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement and the other Transaction Documents that any document be filed or recorded with any governmental, regulatory or judicial Authority in the British Virgin Islands and Hong Kong SAR.

(r) Investment Company. The Company is not and, after giving effect to the sale of the Purchased Shares, and the application of the proceeds hereof, will not be an “investment company,” as such term is defined in the U.S. Investment Company Act of 1940, as amended.

(s) Litigation and Proceedings. There is: (a) no pending Legal Proceeding or threatened Legal Proceeding in writing, or any investigation, against any Group Company or any of its properties or assets, or any of the directors, managers or officers of any Group Company with regard to their actions as such; (b) other than with respect to audits, examinations or investigations in the ordinary course of business conducted by an Authority, no pending or threatened audit, examination or investigation by any Authority against any Group Company or any of its properties or assets, or any of the directors, managers or officers of any Group Company with regard to their actions as such, and no facts exist that would reasonably be expected to form the basis for any such audit, examination or investigation; (c) no pending Legal Proceeding or threatened Legal Proceeding in writing by any Group Company against any third party; (d) no settlement or similar agreement that imposes any material ongoing obligation or restriction on any Group Company; and (e) no Order imposed or threatened in writing to be imposed upon any Group Company or any of its respective properties or assets, or any of the directors, managers or officers of any Group Company with regard to their actions as such.

(t) Events Subsequent to Most Recent Fiscal Period. Since December 31, 2025 until the date hereof and to the Closing Date, there has not been any event, fact, circumstance or occurrence that has had or would reasonably be expected to have a Material Adverse Effect.

(u) Regulation S. No directed selling efforts (as defined in Rule 902 of Regulation S under the Securities Act) have been made by any of the Company, any of its Affiliates or any person acting on its behalf with respect to any Purchased Shares that are not registered under the Securities Act; and none of such persons has taken any actions that would result in the sale of the Purchased Shares to the Purchaser under this Agreement requiring registration under the Securities Act; and the Company is a “foreign issuer” (as defined in Regulation S).

(v) Employee Benefit Plans.

i.	Schedule 2(v) of the Disclosure Letter sets forth a true, correct and complete list of each material Company Employee Benefit Plan. Other than the Share Incentive Plan, none of the Group Companies has other plan that (i) provides for transaction, retention or change in control payments or benefits or tax gross-ups, (ii) provides for equity or equity-based incentive compensation or (iii) is a defined contribution benefit plan, defined benefit pension plan, nonqualified deferred compensation plan or retiree medical plan. With respect to each material Company Employee Benefit Plan, the Company has made available to the Purchaser true, correct and complete copies of (or, to the extent no such copy exists, a description of), in each case, to the extent applicable, (i) the current plan document and, to the extent available, the summary plan description; (ii) the most recent audited financial statement; (iii) all material filings and correspondence with any Authority; (iv) all related material insurance contracts which implement each such material Company Employee Benefit Plan and (v) any documents with respect to any material Company Employee Benefit Plan that are required to be prepared or filed under the applicable Legal Requirements. The Company have, to the extent permitted by applicable Legal Requirements, provided the Purchaser with a copy of any employment agreement or offer letter with a current employee with annual base cash compensation in excess of $150,000.

ii.	Each Company Employee Benefit Plan has been established, maintained, operated and administered in all respects in accordance with its terms and in compliance with the applicable provisions of all applicable Legal Requirements.

iii.	None of the Company Employee Benefit Plans provides for, and the Group Companies have no liability in respect of, post-retiree health, welfare or life insurance benefits or coverage for any participant or any beneficiary of a participant, except as may be required pursuant to applicable Legal Requirements and/or at the sole expense of such participant or the participant’s beneficiary.

iv.	With respect to any Company Employee Benefit Plan, no material Actions, suits, claims (other than routine claims for benefits in the ordinary course), audits, inquiries, proceedings or lawsuits are pending, or threatened in writing against any Company Employee Benefit Plan, any trust related thereto or against any fiduciary thereof with respect thereto. No event has occurred, and no condition exists that would, by reason of the Company’s affiliation with any of its Affiliates, subject the Company to any material tax, fine, lien, penalty or other liability imposed by any applicable Legal Requirements.

v.	All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Company Employee Benefit Plans have been timely made or accrued in accordance with applicable accounting principles in all material respects.

vi.	Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, either alone or in connection with any other event(s): (i) result in any payment or benefit becoming due to any current or former employee, contractor or director of the Company or Group Subsidiaries or under any Company Employee Benefit Plans; (ii) increase any amount of compensation or benefits otherwise payable to any current or former employee, individual independent contractor or director of the Company or Group Subsidiaries or under any Company Employee Benefit Plans; (iii) result in the acceleration of the time of payment, funding or vesting of any benefits to any current or former employee, contractor or director of the Company or Group Subsidiaries or under any Company Employee Benefit Plan; or (iv) limit the right to merge, amend or terminate any Company Employee Benefit Plans.

vii.	Neither the execution and delivery of this Agreement nor the consummation of the transactions completed hereby shall, either alone or in connection with any other event(s) give rise to any “excess parachute payment” as defined in Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), any excise tax owing under Section 4999 of the Code or any other amount that would not be deductible under Section 280G of the Code.

viii.	The Company maintains no obligations to gross-up or reimburse any individual for any tax or related interest or penalties incurred by such individual.

ix.	There are no material pending investigations by any Authority involving such Company Employee Benefit Plan, and no material pending claims (except for claims for benefits payable in the normal operation of such Company Employee Benefit Plan), suits or proceedings against such Company Employee Benefit Plan or asserting any rights or claims to benefits under such Company Employee Benefit Plan, (ii) each such Company Employee Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory Authorities; (iii) each such Company Employee Benefit Plan required to be fully funded or fully insured, is fully funded or fully insured, including any back-service obligations, on an ongoing basis (determined using reasonable actuarial assumptions) in compliance with all applicable Legal Requirements, in each of the foregoing cases except as would not be material to the Group Companies taken as a whole; and (iv) the consummation of the transactions contemplated hereby will not by itself be reasonably expected to create or otherwise result in any material liability with respect to such Company Employee Benefit Plan.

x.	Neither the Company nor any of the Group Subsidiaries have, or could reasonably be expected to have, any Liability under any United States law with respect to current or former individual service providers and employees. No Company Employee Benefit Plans, Share Incentive Plan or any other plans, policies or arrangements under which the Company would have Liabilities, including joint and several liability and affiliate liability, are subject to the laws of the United States.

(w) Labor Matters.

i.	No Group Company is a party to or bound by any labor agreement, collective bargaining agreement, works council agreement or other similar labor Contract applicable to current or former employees of any Group Company. No employees of the Group Companies are represented by any labor union, labor organization, or works council with respect to their employment with the Group Companies. There are no representation proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed, with the National Labor Relations Board or other labor relations tribunal, nor has any such representation proceeding, petition, or demand been brought, filed, made, or threatened since the Reference Date. Since the Reference Date, there have been no labor organizing activities involving any Group Company or with respect to any employees of the Group Companies or threatened in writing by any labor organization, work council or group of employees.

ii.	Since the Reference Date, there have been no strikes, work stoppages, slowdowns, lockouts or arbitrations, material grievances, unfair labor practice charges or other material labor disputes pending or threatened in writing against or affecting the Group Companies involving any employee or former employee of, or other individual who provided services to, any Group Company.

iii.	As of the date hereof, no officer of any Group Company has given written notice to any Group Company of any intent to terminate his or her employment with such Group Company in connection with the consummation of the transactions contemplated under the Transaction Documents. The Group Companies are in compliance and each of their employees and consultants are in compliance, with the terms of any employment, nondisclosure, restrictive covenant, and consulting agreements between any Group Company and such individuals.

iv.	The transactions contemplated hereby will not require the Consent of, or advance notification to, any works councils, unions or similar labor organizations with respect to employees of the Group Companies.

v.	No written notice or written complaint from or on behalf of any current or former employee of, or other individual who provided services to, any Group Company has been received by any Group Company since the Reference Date asserting or alleging sexual harassment or sexual misconduct against any current or former officer or director of any Group Company.

vi.	Since the Reference Date, there have been no material complaints, charges, investigations, claims or other Legal Proceedings against the Group Companies filed or pending or threatened that would be brought or filed, with any Authority based on, arising out of, or in connection with any labor and employment Legal Requirement, or employment practice of any Group Company. Since the Reference Date, no Group Company has received any notice of intent by any Authority responsible for the enforcement of labor and employment Laws to conduct or initiate a material investigation, audit or Legal Proceeding relating to any employment or labor Laws or employment practice of any Group Company. Each Group Company is, and has been since the Reference Date, in material compliance with all applicable Legal Requirements respecting employment and employment practices, including, to the extent applicable, all Laws respecting terms and conditions of employment, wages and hours, collective bargaining, immigration and work eligibility, benefits, labor relations, harassment, discrimination, civil rights, pay equity, child labor, equal employment opportunity, safety and health, and workers’ compensation.

vii.	No Group Company is liable for any arrears of wages or penalties with respect thereto, except in each case as would not be material to the Group Companies taken as a whole. All amounts that the Group Companies are legally required to withhold from their employees’ wages and to pay to any Authority as required by applicable Legal Requirements have been withheld and paid, and the Group Companies do not have any outstanding obligations to make any such withholding or payment, other than with respect to an open payroll period.

viii.	Each Person who has provided or is providing services to any Group Company and has been classified as an exempt employee, independent contractor, temporary employee, leased employee or seasonal employee, as applicable, has been properly classified as such under all applicable Legal Requirements and pursuant to the terms of any Company Employee Benefit Plan. None of the Group Companies has any material liability or obligation under any applicable Legal Requirement or Company Employee Benefit Plan arising out of improperly classifying such Person as an exempt employee, independent contractor, temporary employee, leased employee or seasonal employee, as applicable, and no such Person is owed any wages, benefits or other compensation for past services (other than wages, benefits and compensation accrued during the current pay period and any accrued pay or benefits for services, which by their terms or under applicable Legal Requirements, are payable in the future).

(x) Real Properties.

i.	Section 2(x) of the Disclosure Letter sets forth the address and description of each real property and interests in real property, land use rights together with all buildings, structures, improvements and fixtures located thereon, and easements and other rights and interests appurtenant thereto, owned by any Group Company (the “Owned Real Property”), and (i) the relevant Group Company has good and marketable title, validly granted land use rights or building ownership rights, as applicable, to such Owned Real Property, free and clear of all Encumbrances, except Permitted Liens, (ii) no Group Company has leased or otherwise granted to any person the right to use or occupy such Owned Real Property or any portion thereof, (iii) there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein, and (iv) the relevant Group Company is the only party in possession of such Owned Real Property. No Group Company is a party to any Contract, agreement or option to purchase any material real property or interest therein. The relevant Group Company has complied in all respects with all of the terms and conditions of, and all of its obligations under, the relevant real property purchase contract in relation to any Owned Real Property owned by it, and no Group Company has been subject to any fine or other penalty imposed by any Authority which has not been paid. The Owned Real Property remains in conformity in all respects with all applicable building codes and standards, fire prevention, safety, planning or zoning Law.

ii.	Each Group Company has a valid, binding and enforceable leasehold interest under each of the real property leases to which it is a party as of the date hereof as a lessee (the “Leased Properties”, together with Owned Real Property, collectively, the “Company Real Properties”), free and clear of all Encumbrances (other than Permitted Liens) and each of the leases, lease guarantees, agreements and documents related to any Leased Properties to which it is a party as of the date hereof, including all amendments, letter agreements, terminations and modifications thereof (the “Real Property Leases”), is in full force and effect as of the date hereof, except insofar as enforceability may be limited by the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing (the “Bankruptcy and Equity Exception”). The Company has made available to the Purchaser true, correct and complete copies of all Material Real Property Leases (as defined below). No Group Company is in breach of or default under any Material Real Property Lease, and no event has occurred and no circumstance exists which, if not remedied, and whether with or without notice or the passage of time or both, would result in such a default, except for such breaches or defaults as would not individually or in the aggregate reasonably be expected to be material to the Group Companies taken as a whole. Schedule 2(x) of the Disclosure Letter contains a true and correct list of all Material Real Property Leases.

iii.	The Company Real Properties are suitable to allow the businesses of the Group Companies to be operated as currently conducted in all material respects. There are no pending condemnation proceedings with respect to any of the Company Real Properties, and the current use of the Company Real Properties does not violate any local planning, zoning or similar land use restrictions of any Authority in any material respect. No Group Company has received or given any written notice of any default or event that with notice or lapse of time, or both, would constitute a breach or default by any Group Company under any of the Real Property Leases and no other party is in breach or default thereof, except for such breaches or defaults as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. As of the date of this Agreement, no party to any Real Property Lease has exercised any termination rights with respect thereto. No Person other than the Group Companies has the right to use the Leased Properties, except as subleased by the respective Group Company to a sub-lessee.

iv.	Each Group Company has good and marketable title to, or a valid leasehold interest in or right to use, all of its tangible assets, free and clear of all Encumbrances other than: (i) Permitted Liens; and (ii) the rights of lessors under such tangible assets. The tangible assets of the Group Companies: (A) constitute all of the tangible assets that are currently being used for the operation of the businesses of the Group Companies as they are now conducted, and taken together, are adequate and sufficient for the operation of the businesses of the Group Companies as currently conducted; and (B) have been maintained in accordance with generally applicable accepted industry practice, are in good operating condition and repair, ordinary wear and tear excepted, and are adequate and suitable for the uses to which they are being put, in each case, in all material respects.

(y) Tax.

i.	All income and other material Tax Returns required to be filed by or on behalf of each Group Company have been duly and timely filed with the appropriate Authority (taking into account all ordinary course extensions of time to file Tax Returns) and all such Tax Returns are true, correct and complete in all respects. All material amounts of Taxes payable by each Group Company (whether or not shown on any Tax Return) have been fully and timely paid, except with respect to matters being contested in good faith by appropriate proceeding and with respect to which adequate reserves have been made in accordance with U.S. GAAP.

ii.	Each of the Group Companies has complied in all material respects with all applicable Legal Requirements related to the withholding and remittance of all amounts of Tax and withheld and paid all material amounts of Taxes required to have been withheld and paid to the appropriate Authority.

iii.	No claim, assessment, deficiency or proposed adjustment for any material amount of Tax has been asserted or assessed by any Authority in writing (nor is there any) against any Group Company which has not been paid or resolved.

iv.	No material Tax audit or other examination of any Group Company by any Authority is presently in progress, nor has any Group Company been notified in writing of any (nor is there any) request or threat for such an audit or other examination.

v.	There are no Encumbrances for Taxes (other than Permitted Liens) upon any of the assets of the Group Companies.

vi.	Each Group Company has no liability for a material amount of unpaid Taxes which has not been accrued for or reserved on the Company Financial Statements, other than any liability for unpaid Taxes that has been incurred since the end of the most recent fiscal year in connection with the operation of the business of the Group Companies in the ordinary course of business.

vii.	No Group Company: (i) has any liability for the Taxes of another Person (other than any Group Company or their predecessors) pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Legal Requirements) or as a transferee or a successor or by Contract (other than pursuant to commercial agreements entered into in the ordinary course of business and the principal purpose of which is not related to Taxes); (ii) is a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (other than commercial agreements entered into in the ordinary course of business and the principal purpose of which is not related to Taxes); or (iii) has ever been a member of an affiliated, consolidated, combined or unitary group filing for U.S. federal, state, local, or non-U.S. income Tax purposes, other than a group whose members are all Group Companies (or their predecessors).

viii.	No Group Company: (i) has Consented to extend the time in which any material amount of Tax may be assessed or collected by any Authority (other than ordinary course extensions of time to file Tax Returns), which extension is still in effect; or (ii) has entered into or been a party to any “listed transaction” within the meaning of Section 6707A(c)(2) of the Code for a taxable period for which the applicable statute of limitations remains open.

ix.	No Group Company has, or has ever had, a permanent establishment in any country other than the country of its organization, or is, or has ever been, subject to income Tax in a jurisdiction outside the country of its organization, in each case where it is required to file a material income Tax Return and does not file such a Tax Return.

x.	No Group Company has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two (2) years prior to the date of this Agreement.

xi.	No Group Company will be required to include any material item of income in, or exclude any material item or deduction from, taxable income for any taxable period beginning after the Closing Date or, in the case of any taxable period beginning on or before and ending after the Closing Date, the portion of such period beginning after the Closing Date, as a result of: (i) an installment sale or open transaction disposition that occurred on or prior to the Closing Date other than in the ordinary course of business; (ii) any change in method of accounting on or prior to the Closing Date, including by reason of the application of Section 481 of the Code (or any analogous provision of state, local or foreign Legal Requirements); (iii) any prepaid amount received or deferred revenue recognized on or prior to the Closing Date, other than in respect of such amounts reflected in the balance sheets included in the Company Financial Statements, or received in the ordinary course of business since the date of the most recent balance sheet included in the Company Financial Statements; (iv) any intercompany transaction described in Treasury Regulations under Section 1502 (or any corresponding or similar provision of state or local Legal Requirements); (v) any closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local or foreign Legal Requirements or (vi) a “domestic use election” under Section 1503(d) of the Code or a “gain recognition agreement” under Treasury Regulations Section 1.367(a)-8.

xii.	No Group Company has been or will be required to include any amount in income after the Closing by reason of Section 965(a) of the Code, or has made an election described in Section 965(h) of the Code.

xiii.	No claim has been made in writing by any Authority in a jurisdiction in which any Group Company does not file Tax Returns that is or may be subject to Tax by, or required to file Tax Returns in, that jurisdiction.

(z) Intellectual Property; Privacy.

i.	Schedule 2(z) of the Disclosure Letter contains a true and complete list, as of the date of this Agreement, of all patented, registered or applied-for Intellectual Property that is owned by or filed, patented or registered in the name of, any Group Company (collectively, the “Company Registered IP”) and all material proprietary Software owned by any Group Company (“Company Code”, together with Company Registered IP, collectively, the “Company Owned IP”). The Group Companies (i) solely and exclusively own all right, title, and interest in and to all items of Intellectual Property set forth or required to be set forth in Schedule 2(z) of the Disclosure Letter pursuant to the first sentence of this provision free and clear of all Encumbrances (other than Permitted Liens); and (ii) the have valid and enforceable rights to use all Intellectual Property that is owned, used or held for use by the Group Companies or necessary to conduct the businesses of the Group Companies as currently conducted.

ii.	In the past three (3) years, (i) the Group Companies have not infringed, diluted, misappropriated, or otherwise violated, and the current conduct of their businesses does not infringe, dilute, misappropriate or otherwise violate, the Intellectual Property of any third party in any material respect; (ii) no Company Owned IP has been infringed, diluted, misappropriated or otherwise violated, or is being infringed, diluted, misappropriated or otherwise violated by any third party; and (iii) no such claims have been made in writing by any of the Group Companies.

iii.	(i) None of the Company Owned IP is subject to any outstanding settlement or Order; (ii) all Company Owned IP is subsisting, and all Company Registered IP that is registered is valid and enforceable; and (iii) no Group Company is a party to any Legal Proceeding or received in the three (3) years prior to the date hereof, any demand or notice in writing, and no Legal Proceeding is threatened in writing (including “cease and desist” letters and offers or requests to take a license) against any of them, in each case, (x) alleging the Group Companies are infringing, misappropriating or otherwise violating any Intellectual Property of any third party; or (y) contesting the use, ownership, validity or enforceability of any Company Owned IP.

iv.	In the past three (3) years, (i) the Group Companies have taken commercially reasonable steps to protect and maintain (including protecting the confidentiality of) the Personal Information and material trade secrets in the possession or under the control of any Group Company (“Company Data”) and the integrity, continuous operation and security of the Company IT Systems; and (ii) there have been no material breaches, outages or intrusions of any Company IT System, nor any loss, compromise or damage of, breach of security with respect to, or unauthorized access to any Company Data.

v.	The Group Companies maintain commercially reasonable disaster recovery plans, procedures and facilities sufficient for their businesses.

vi.	Except as would not, individually or in the aggregate, be material to the Group Companies, (i) none of the Group Companies, nor any other Person acting on their behalf, has disclosed, delivered or licensed to any Person or agreed or obligated itself to disclose, deliver or license to any Person, or permitted the disclosure or delivery to any escrow agent or other Person of, the source code for any Company Code, other than disclosures to employees and contractors involved in the development of products or services of the Group Companies subject to confidentiality obligations to the Group Companies with respect to such source code; and (ii) neither the execution of this Agreement nor the consummation of any of the transactions contemplated hereby will result in any requirement that the Group Companies deliver, license or disclose the source code of any Company Code to any Person. The Company Code does not contain any viruses, worms, Trojan horses, bugs, faults or other devices, errors, contaminants or code that could materially disrupt or materially and adversely affect the functionality of the Company Code.

vii.	Except as would not, individually or in the aggregate, be material to the Group Companies, none of the Group Companies has incorporated any Open Source Software in, or used any Open Source Software in connection with, any Company Code in a manner that (i) requires the disclosure or distribution of any Company Code in source code form, (ii) requires the licensing thereof for the purpose of making derivative works, or (iii) imposes any restriction on the consideration to be charged for the licensing or distribution thereof. The Group Companies are in compliance with the terms and conditions of all relevant licenses for Open Source Software used in the businesses of the Group Companies.

viii.	The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not: (i) result in or require the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any Company Owned IP or (ii) cause a loss or impairment of any Company Owned IP or Intellectual Property used by the Group Companies pursuant to an inbound license.

ix.	The Group Companies are, and since the Reference Date have been, in compliance in all respects with all Company Privacy Requirements and have since the Reference Date, as applicable, established and maintained policies and procedures relating to Personal Information that comply in all respects with all applicable Privacy Laws. The Company IT Systems are functional, operate in a reasonable manner, and in sufficiently good working condition to effectively perform the expected function, operation, and purposes. Since the later of such Person’s establishment date and the Reference Date, (x) no demands or notices in writing will have been received by, and no Legal Proceedings have been made (or threatened in writing) against, any Group Company alleging a violation of any of the Company Privacy Requirements, and (y) none of the Group Companies has been subject to any Legal Proceedings or investigations with regard to violation of any of the Company Privacy Requirements.

x.	The Group Companies solely and exclusively own all right, title, and interest in and to all Intellectual Property created or developed by, for, or under the direction or supervision of any Group Company, including any material Company Owned IP; (ii) each current and former employee, consultant, and contractor of a Group Company who has been or is involved in the creation or development of any such Intellectual Property has assigned to a Group Company all such Intellectual Property created or developed by such Person within the scope of such Person’s duties to that Group Company (to the extent that such right, title and interest did not or do not vest initially in any Group Company by operation of law), as applicable; and (iii) no current or former employee, consultant, or contractor of any Group Company has been or is in breach of any such agreement relating to the assignment of such material Intellectual Property.

(aa) Agreements, Contracts and Commitments.

i.	Schedule 2(aa) of the Disclosure Letter sets forth a true, correct and complete list of each Company Material Contract (as defined below) that is in effect as of the date of this Agreement. For purposes of this Agreement, “Company Material Contract” of the Group Companies shall mean each of the following Contracts to which a Group Company is a party as of the date hereof:

a.	any Contract or purchase commitment reasonably expected to result in future payments to or by any Group Company in excess of $500,000 per annum;

b.	(x) any Contract with the top 10 customers of the Company (the “Company Material Customers”) as determined by revenue and (y) top 10 suppliers and distributors of the Company by amounts payables (the “Company Material Suppliers”) (all, other than purchase or service orders accepted, confirmed or entered into in the ordinary course of business or with professional advisors), in each case during the 12-month period ended on December 31, 2025;

c.	any Contract that purports to limit in any material respect (A) the localities in which the Group Companies’ businesses may be conducted, (B) any Group Company from engaging in any line of business or (C) any Group Company from developing, marketing or selling products or services, including any non-compete agreements or agreements limiting the ability of any of the Group Companies from soliciting customers or employees;

d.	any Contract that is related to the governance or operation of any joint venture or partnership that has involved a sharing of revenues, profits, cash flows, expenses or Losses with any other party or a payment of royalties to any other party, other than such Contract solely between or among any of the Group Companies;

e.	any Contract for or relating to any borrowing of money by or from any of the Group Companies in excess of $500,000;

f.	any Contract (other than those made in the ordinary course of business): (A) providing for the grant of any rights of refusal, rights of first negotiation, most-favored-nation or similar rights to purchase or lease any asset of the Group Companies; or (B) providing for any exclusive rights, rights of refusal, rights of first negotiation, most-favored-nation or similar rights to sell or distribute any product or service of any of the Group Companies;

g.	any obligation to register any Company Shares or other securities of the Group Companies with any Authority (other than ordinary course requirements of foreign applicable Legal Requirements related to the recording with an applicable Authority of the ownership of non-U.S. Group Companies);

h.	any Contracts relating to the sale of any operating business of any Group Company or the acquisition by any Group Company of any operating business, whether by merger, purchase or sale of stock or assets or otherwise, in each case involving consideration therefor in an amount in excess of $500,000 and for which any Group Company has any material outstanding obligations;

i.	any labor agreement, collective bargaining agreement, or any other labor-related agreements or arrangements with any labor union, labor organization, or works council;

j.	any Contract for the use by any of the Group Companies of any tangible property where the annual lease payments are greater than $500,000 (other than any lease of vehicles, office equipment or operating equipment made in the ordinary course of business) (the “Material Real Property Leases”);

k.	any Contract under which any of the Group Companies: (A) is granted a license, option or covenant not to sue under any material Intellectual Property from any third party, other than incidental inbound licenses or licenses for Open Source Software; or (B) grants a license, option or covenant not to sue to or under any material Company Owned IP to any third party, other than non-exclusive licenses granted to employees, contractors, suppliers, vendors, distributors or customers in the ordinary course of business;

l.	any Contract involving any resolution or settlement of any actual or threatened Legal Proceeding that is material to the Group Companies or their businesses or that imposes material non-monetary obligations on an Group Company;

m.	any Contract relating to the development of material Intellectual Property by, with or for the Group Companies (other than Contracts entered into with employees and independent contractors in the ordinary course of business);

n.	any Contract filed (or which is required to be filed) as an exhibit to the Company’s most recently filed annual report on Form 20-F as a “material contract” pursuant to Item 4 of the Instructions to Exhibits of Form 20-F under the Exchange Act; and

o.	any obligation to make any material payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons.

ii.	Each Company Material Contract is in full force and effect and represents a legal, valid and binding obligation of the applicable Group Company party thereto and represents a legal, valid and binding obligation of the counterparties thereto, except insofar as enforceability may be limited by Bankruptcy and Equity Exception. Neither the applicable Group Company nor any other party thereto, is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would reasonably be expected to become a breach of or default under, any Company Material Contract, and no party to any Company Material Contract has given any written notice of any claim of any such breach, default or event. True, correct and complete copies of all Company Material Contracts have been made available to the Purchaser.

(bb) Insurance. The Company maintains one or more directors’ and officers’ liability insurance policies (collectively, the “Company Insurance Policies”). The Company Insurance Policies are in full force and effect. No written notice of cancellation or termination has been received by any Group Company with respect to any of the effective Company Insurance Policies. There is no pending material claim by any Group Company against any insurance carrier under any of the existing Company Insurance Policies for which coverage has been denied or disputed by the applicable insurance carrier.

(cc) Anti-Bribery; Anti-Corruption.

i.	Since the Reference Date, none of the Group Companies or any of the Group Companies’ respective directors, officers, or employees has, in connection with the operation of the business of the Group Companies, directly or indirectly: (a) made, offered or promised to make or offer any payment, loan or transfer of anything of value, including any reward, advantage or benefit of any kind, to or for the benefit of any government official, candidate for public office, political party or political campaign, or any official of such party or campaign, for the purpose of: (i) influencing any act or decision of such government official, candidate, party or campaign or any official of such party or campaign; (ii) inducing such government official, candidate, party or campaign or any official of such party or campaign to do or omit to do any act in violation of a lawful duty; (iii) obtaining or retaining business for or with any Person; (iv) expediting or securing the performance of official acts of a routine nature; or (v) otherwise securing any improper advantage; (b) paid, offered or agreed or promised to make or offer any bribe, payoff, influence payment, kickback, unlawful rebate or other similar unlawful payment of any nature; (c) made, offered or agreed or promised to make or offer any unlawful contributions, gifts, entertainment or other unlawful expenditures; (d) established or maintained any unlawful fund of corporate monies or other properties; (e) created or caused the creation of any false or inaccurate books and records related to any of the foregoing; or (f) violated, conspired to violate or aided and abetted the violation of any applicable anti-money laundering or Anti-Corruption Laws.

ii.	None of the Group Companies or any of the Group Companies’ respective directors, officers or any of the Group Companies’ respective employees (i) is or has been the subject of an undisclosed claim or allegation relating to (A) any potential violation of the Anti-Corruption Laws or (B) any potentially unlawful payment, contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment or the provision of anything of value, directly or indirectly, to an official, to any political party or official thereof or to any candidate for political office, or (ii) has received any notice or other communication from, or made a voluntary disclosure to, any Authority regarding any actual, alleged or potential violation of, or failure to comply with, any Anti-Corruption Law. The Company has established and maintains a system of internal controls reasonably designed to ensure compliance with the Anti-Corruption Laws and has, and has implemented such policy.

(dd) International Trade; Sanctions.

i.	Since the Reference Date, the Group Companies, the Group Companies’ respective directors, officers and any of the Group Companies’ respective employees or any other Persons acting on their behalf, in connection with the operation of the business of the Group Companies, and in each case in all material respects: (a) have been in compliance with all applicable Customs & International Trade Laws; (b) have obtained all necessary Customs & International Trade Authorizations; (c) have not been the subject of any civil or criminal fine, penalty, seizure, forfeiture, revocation of a Customs & International Trade Authorization, debarment or denial of future Customs & International Trade Authorizations in connection with any actual or alleged violation of any applicable Customs & International Trade Laws; and (d) have not received any actual or threatened claims or requests for information by an Authority regarding, and have not made any disclosures to any Authority with respect to, their compliance with any applicable Customs & International Trade Laws.

ii.	None of the Group Companies or any of the Group Companies’ respective directors, officers or any of the Group Companies’ respective employees or any other Persons acting on their behalf is or has been, a Sanctioned Person. For the past five years, the Group Companies and the Group Companies’ respective directors, officers, Affiliates or any of the Group Companies’ respective employees or any other Persons acting on their behalf have, in connection with the operation of the business of the Group Companies, been in compliance with all applicable Sanctions. For the past five years, the Group Companies and the Group Companies’ respective directors, officers or, any of the Group Companies’ respective employees have not, and are not, in connection with the operation of the business of the Group Companies, engaged in any business activities, transactions, or other dealings, directly or indirectly, with or for the benefit of any Sanctioned Person or Sanctioned Country. For the past five years, (i) no Authority has initiated any investigation, inquiry, Action or enforcement proceeding or has imposed any civil or criminal fine, penalty, seizure, forfeiture, revocation of an authorization, debarment or denial of future authorizations against any of the Group Companies or any of their respective directors, officers, Affiliates, or any of the Group Companies’ respective employees or any other Persons acting on their behalf in connection with any actual or alleged violation of any applicable Sanctions, (ii) there have been no actual or threatened claims or requests for information by an Authority received by a Group Company with respect to the Group Companies’ or any of their respective Affiliates’ compliance with applicable Sanctions and (iii) and no disclosures have been made to any Authority with respect to any actual or potential noncompliance with applicable Sanctions.

(ee) Customers and Suppliers. Since the Reference Date through the date hereof, no Group Company has received any written or oral notice that any Group Company is in breach of or default under any Contract with any Company Material Customer or Company Material Supplier in any material respect.

2.2 Representations and Warranties of the Purchaser. The Purchaser, hereby represents and warrants to the Company as of the date hereof and as of the Closing Date, as follows:

(a) Due Formation. The Purchaser is duly formed, validly existing and in good standing in the jurisdiction of its organization. The Purchaser has all requisite power and authority to carry on its business as it is currently being conducted and to enter into and perform its obligations under the Agreement.

(b) Authority. The Purchaser has full power and authority to enter into, execute and deliver the Agreement and each agreement, certificate, document and instrument to be executed and delivered by the Purchaser pursuant to the Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Purchaser of the Agreement and the performance by the Purchaser of its obligations hereunder and thereunder have been duly authorized by all requisite actions on its part.

(c) Valid Agreement. The Agreement has been duly executed and delivered by the Purchaser and (assuming the due execution and delivery by the Company) constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable Laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by the availability of specific performance, injunctive relief, or other equitable remedies.

(d) Consents and Approvals. Neither the execution and delivery by the Purchaser of this Agreement and each agreement, certificate, document and instrument to be executed and delivered by the Purchaser pursuant to the Agreement, nor the consummation by the Purchaser of any of the transactions contemplated hereby or thereby, nor the performance by the Purchaser of this Agreement in accordance with its terms requires the consent, approval, Order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given on or prior to the Closing Date.

(e) Status and Investment Intent

(i) Experience. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Purchased Shares. The Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment.

(ii) Purchase Entirely for Own Account. The Purchaser is acquiring the Purchased Shares for its own account for investment purposes only and not with the view to, or with any intention of, resale, distribution or other disposition thereof. The Purchaser does not have any direct or indirect arrangement, or understanding with any other person to distribute, or regarding the distribution of the Purchased Shares in violation of the Securities Act or any other applicable state securities law.

(iii) Solicitation. The Purchaser did not contact the Company as a result of any general solicitation or directed selling efforts (within the meaning of Regulation S).

(iv) Restricted Securities. The Purchaser acknowledges that the Purchased Shares are “restricted securities” that have not been registered under the Securities Act or any applicable state securities law. The Purchaser further acknowledges that, absent an effective registration under the Securities Act, the Purchased Shares may only be offered, sold or otherwise transferred (A) to the Company, (B) outside the United States in accordance with Rule 903 (if applicable) or Rule 904 of Regulation S, (C) in compliance with and in accordance with Rule 144 under the Securities Act, or (D) otherwise pursuant to an exemption from registration under the Securities Act.

(v) Information. The Purchaser has been furnished access to all materials and information the Purchaser has requested relating to the Company and its Subsidiaries and other due diligence documents in order to evaluate the transactions contemplated by this Agreement. The Purchaser is relying solely on its own counsel and other advisors as to the financial, tax, legal and related matters concerning an investment in the Purchased Shares.

(vi) No Additional Reliance. The Purchaser acknowledges that it may have access to material non-public information regarding the Company. The Purchaser confirms that it is not relying on any additional information beyond such information as it deems appropriate n making its investment decision and that it has made its own independent evaluation of the Company and the transactions contemplated hereby. The Purchaser further acknowledges that the Company has not made any representation or warranty other than as expressly set forth in this Agreement.

(vii) Not U.S. Person. The Purchaser is not a “U.S. person” as defined in Rule 902 of Regulation S.

(viii) Offshore Transaction. The Purchaser has been advised and acknowledges that in issuing the Purchased Shares to the Purchaser pursuant hereto, the Company is relying upon the exemption from registration provided by Regulation S. The Purchaser acknowledges that at the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the Purchaser is outside of the United States.

(ix) FINRA. The Purchaser does not, directly or indirectly, own more than five per cent of the outstanding common stock (or other voting securities) of any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or a holding company for a FINRA member, and is not otherwise a “restricted person” for the purposes of FINRA Rule 5130.

(x) Source of Funds. The Purchaser has, and as of the Closing Date will have, sufficient funds from its own resources to pay the Aggregate Purchase Price. Such funds are lawfully available to the Purchaser for the transactions contemplated by this Agreement, and the use of such funds will not violate any applicable Law or any binding obligation of the Purchaser.

Article III
COVENANTS

3.1 Distribution Compliance Period. The Purchaser agrees not to resell, pledge or transfer any Purchased Shares within the United States or to any U.S. Person, as each of those terms is defined in Regulation S, during the 40 days following the Closing Date.

3.2 Purchase Price Adjustment. The Per Share Purchase Price shall be subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Class A Ordinary Shares.

3.3 Further Assurances. From the date of this Agreement until the Closing Date, the Parties shall use their reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby.

3.4 Legal Proceedings. The Company shall give prompt notice to the Purchaser, and the Purchaser shall give prompt notice to the Company, of any Legal Proceeding commenced, brought, conducted or heard by or before, or otherwise involving, any court or other government entity or any arbitrator or arbitration panel commenced or, to the knowledge of such Party, threatened in writing against such Party and/or its directors which relate to this Agreement or the other Transaction Documents or the transactions contemplated hereby and thereby, (ii) the Company shall give the Purchaser the opportunity to participate in the defense or settlement of any such Legal Proceedings (on their own behalf or on behalf of the Company) against the Company and/or its directors or representatives relating to this Agreement or the other Transaction Documents or the transactions contemplated hereby and thereby at its own expense, and no such Legal Proceeding shall be settled or compromised without the Purchaser’s prior written consent (which consent shall not be unreasonably withheld), and (iii) the Company shall use its best efforts, and shall cooperate fully with the Purchaser, to defend or contest in good faith any Legal Proceedings challenging this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby, or that could otherwise prevent, impede, interfere with, hinder, delay, unwind, rescind, void, reverse or terminate in any material respect the consummation of the transactions contemplated hereby and thereby, whether occurring before or after the Closing, including by using its best efforts to have vacated or reversed any stay or temporary restraining order or injunction entered with respect to the transactions contemplated hereby and thereby by any Authority.

3.5 Listing. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Class A Ordinary Shares on the Nasdaq. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Class A Ordinary Shares on the Nasdaq.

3.6 Reporting Status. The Company shall timely file all reports and other materials required to be filed with the SEC pursuant to the Exchange Act within the time periods required by the SEC, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination. The Company shall not take action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Class A Ordinary Shares under the Exchange Act.

3.7 Rule 144. With a view to making available to the Purchaser the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Purchaser to sell Class A Ordinary Shares to the public without registration (“Rule 144”), the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the SEC in a timely manner all reports and other materials required to be filed by the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other materials is required for the applicable provisions of Rule 144; and

(c) furnish to the Purchaser a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual report of the Company and such other reports and materials so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Purchaser to sell its Class A Ordinary Shares pursuant to Rule 144 without registration.

3.8 Registration Rights.

(a) If the Company determines to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form F-4 or S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s share option or other employee benefit plans) and the form of registration statement to be used may be used for registration of the Class A Ordinary Shares (a “Piggyback Registration”), then the Company shall give prompt written notice (in any event no later than fifteen (15) Business Days prior to the filing of such registration statement) to the Purchaser of its intention to effect such a registration and, subject to Sections 3.8(b) and 3.8(c), shall include in such registration all Class A Ordinary Shares with respect to which the Company has received written requests for inclusion from the Purchaser (the “Registrable Shares”) within fifteen (15) Business Days after the Company’s notice has been delivered to Purchaser. Notwithstanding anything herein to the contrary, the Company shall not be obligated to include any Registrable Shares in any registration statement to the extent such inclusion would result in a violation of applicable Nasdaq rules or other applicable Securities Laws or regulations.

(b) If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriter advises the Company in writing that in its opinion the number of securities proposed to be included in such registration exceeds the number which can reasonably be sold in such offering and/or that the number of securities proposed to be included in any such registration would adversely affect the offering price, the Company shall include in such registration (i) first, the number of securities that the Company proposes to sell; (ii) second, the number of Registrable Shares requested to be included therein by the Purchaser; and (iii) third, other securities requested to be included by other holders of the Class A Ordinary Shares (pro rata in accordance with the number of Registrable Shares requested by such holders to be included in such registration). If the managing underwriter of such offering subsequently advises the Company in writing that the number of securities which can be sold exceeds the number of securities included in the offering, the Company shall include in such registration: (i) first, the securities that the Company proposes to sell; (ii) second, such Registrable Shares that Purchaser had originally requested be included in the registration; and (iii) third, any other securities proposed for inclusion in such registration.

(c) If a Piggyback Registration is initiated as an underwritten offering on behalf of holders of the Company’s securities other than Purchaser, and the managing underwriter advises the Company in writing that in its opinion the number of securities proposed to be included in such registration exceeds the number which can be sold in such offering and/or that the number of securities proposed to be included in any such registration would adversely affect the offering price, the Company shall include in such registration the Registrable Shares requested by Purchaser to be included in such registration and other securities requested to be included in such registration (pro rata in accordance with the number of Registrable Shares requested by the Purchaser and the number of securities requested by holders of such other securities to be included in such registration). If the managing underwriter of such offering subsequently advises the Company in writing that the number of securities which can be sold exceeds the number of securities included in the offering, the Company shall include in the registration such additional securities that Purchaser of the Registrable Shares and other holders of securities had originally requested to be included in the registration (pro rata in accordance with the number of Registrable Shares requested by each Purchaser and the number of securities requested by holders of such other securities to be included in such registration).

(d) If any Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company, the Company shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering.

(e) Nothing in this Section 3.8 shall create any liability on the part of the Company to Purchaser if the Company in its sole discretion should decide not to file a registration statement proposed to be filed pursuant to Section 3.8(a) or to withdraw such registration statement subsequent to its filing, regardless of any action whatsoever that Purchaser may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.

(f) All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Section 3.8, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company.

3.9 Exclusivity. From the date of this Agreement until the Closing Date, other than with respect to the transactions contemplated hereby, none of the Parties nor any of their Affiliates shall, nor shall any Party or its Affiliates authorize or permit any of its representatives to, directly or indirectly, (a) encourage, solicit, initiate, engage or participate in negotiations with any Person concerning any Alternative Transaction, (b) take any other action intended or designed to facilitate the efforts of any Person relating to a possible Alternative Transaction or (c) approve, recommend or enter into any Alternative Transaction or any Contract related to any Alternative Transaction. At any annual or extraordinary general meeting of the shareholders of the Company and at any other meeting of the shareholders of the Company, however called, including any adjournment, recess or postponement thereof, in connection with any written Consent of the shareholders of the Company and in any other circumstance upon which a vote, Consent or other approval of all or some of the shareholders of the Company is sought in respect of any Alternative Transaction, the Company shall recommend the vote, whether on a show of hands or a poll and whether in person or by proxy, or the delivery of a written Consent covering all of the equity securities of the Company against such Alternative Transaction.

3.10 Actions in relation to Prior Financings. The Company shall take appropriate measures to terminate the various financing attempts currently being conducted by the Company, eliminate the uncertainty impact of the issued financing securities on the transactions contemplated hereby, and ensure the truthfulness and accuracy of the Company's related representations and warranties made herein. The Parties agree that such measures shall include, but not be limited to: (i) using reasonable best efforts to cause the cancellation, conversion, termination or other resolution of outstanding convertible notes, convertible bonds, or other securities convertible into equity securities of the Company (excluding Company Incentive Awards), and (ii) suspending any proposed financing plans that have not been formally implemented as of the date hereof, and using reasonable best efforts to terminate any ongoing equity line of credit (ELOC) financing agreements or other agreements of a similar nature and related offering activities of the Company.

3.11 Conduct of Business of the Company. From the date of this Agreement until the Closing Date, except as contemplated or otherwise permitted by this Agreement or with the prior written Consent of the Purchaser, the Company shall procure that each of the Group Company shall carry on its business in the ordinary course in compliance with all applicable Laws and preserve substantially intact the assets and the business organization of the Group Companies, to keep available the services of the current key officers and key employees of the Group Companies and to maintain in all material respects the current relationships of the Group Companies with existing partners, customers, suppliers and other persons with which any Group Companies has material business relations as of the date hereof.

3.12 Lock-up. The Purchaser agrees that, without the prior written consent of the Company, it shall not, directly or indirectly, sell, transfer or otherwise dispose of any Purchased Shares for a period of 180 days following the Closing Date, except as required by applicable Law or regulatory requirements.

3.13 Post-Closing SEC Filings. The Parties shall take appropriate measures to prepare, submit and file such filings and schedules in connection with the transactions and matters contemplated under the Transaction Documents. In addition, after the Closing Date, the Company shall take appropriate measures to prepare its internal records, particularly its financial records, and make practical accounting adjustments in accordance with U.S. GAAP based on actual circumstances, with a view to ensuring the accurate preparation and timely submission of future periodic reports.

Article IV
MISCELLANEOUS

4.1 Indemnity.

(a) In consideration of the Purchaser’s execution and delivery of this Agreement and acquiring the Purchased Shares hereunder and in addition to all of the Company’s other obligations under this Agreement and the other Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Purchaser and its shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee, without duplication, as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement and the other Transaction Documents, and (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement and the other Transaction Documents. The maximum amount of Indemnified Liabilities payable by the Company under this Section 4.1 shall not exceed the Aggregate Purchase Price actually paid by the Purchaser to the Company.

(b) In the event an Indemnitee has a claim against the Company, such Indemnitee shall give written notice to the Company of any claim with respect to which it seeks indemnification promptly after the discovery by such party of any matters giving rise to a claim for indemnification; provided that the failure of any Indemnitee to give notice as provided herein shall not relieve the Company of its obligations under this Section 4.1 unless and to the extent that the Company shall have been actually prejudiced by the failure of such Indemnitee to so notify such party. If the Company disputes its liability with respect to such claim, the relevant Indemnitee and the Company shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved pursuant to Section 4.4.

(c) In case any proceeding is brought against an Indemnitee which such Indemnitee reasonably believes may result in a demand for indemnification against the Company pursuant to this Section 4.1 (a “Third-Party Claim”), such Indemnitee shall promptly (but in any event within thirty (30) days) give notice of such Third-Party Claim to the Company indicating the nature of such Third-Party Claim and the stated basis therefor and the amount of Indemnified Liabilities claimed pursuant to such Third-Party Claim, to the extent known; provided, however, that no delay, including any notice provided beyond such thirty (30) day period, on the part of the Indemnitee in notifying the Company shall relieve the Company from any liability hereunder, unless (and then solely to the extent) the Company is prejudiced or damaged in any manner by such delay. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including, without limitation, any summons, complaint or other pleading which may have been served, any written demand or any other document or instrument directly relating thereto. If within twenty (20) Business Days after delivery of such notification, the Indemnitee shall have received written notice from the Company acknowledging, in a writing, that the Company is obligated to indemnify, defend and hold harmless the Indemnitee under the terms of their indemnification obligations hereunder in connection with a particular Third Party Claim, then the Company shall have the right to assume the defense of such Third Party Claim with its own counsel, which counsel shall be reasonably satisfactory to the Indemnitee, in which case the attorneys’ fees, other professionals’ and experts’ fees and court or arbitration costs incurred by the Company in connection with defending such Third-Party Claim shall be payable by the Company. If the Company elects to assume the defense of any such Third Party Claim, the Company shall consult with Indemnitees and the Indemnitee may participate in such defense, but in such case the expenses of the Indemnitee shall be paid by Indemnitee (however, such fees shall be at the Company’s expense if a conflict of interests exists between an Indemnitee and the Company with the Indemnitee having different or additional defenses than the Company). If the Company fails to defend a Third Party Claim, is otherwise restricted from so defending, or if, after commencing or undertaking any such defense, the Company fails to prosecute or withdraws from such defense, the Indemnitee shall have the right to undertake the defense or settlement thereof, at the Company’s expense, and the Company shall cooperate with the Indemnitee in such defense, and make available to the Indemnitee at the Company’s expenses all such witnesses, record, materials and information in the Company’s possession or under the Company’s control. If an Indemnitee assumes the defense of any such Third Party Claim in accordance with the terms hereof (i) the Indemnitee shall consult with the Company on selection of counsel and other litigation decisions, (ii) the Company may otherwise participate in such defense at its own expense and (iii) if the Indemnitee proposes to settle such Third Party Claim prior to a final judgment thereon, then Indemnitee shall give the Company prompt written notice thereof, and the Indemnitee may not settle such Third Party Claim without the written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that, except with the consent of the Company, no such settlement shall be determinative of whether there is any underlying basis for indemnification under this Section 4.1 nor the amount of Indemnified Liabilities relating to such Third Party Claim. No Indemnitee shall be entitled to settle any Third Party Claim without the consent of the Company at any time when the Company is conducting the defense of such Third party Claim in accordance with this Section 4.1(c). If the Company exercises its right to assume the defense of a Third Party Claim, it shall not make any settlement of any claims without the written consent of the Indemnitee, which consent shall not be unreasonably withheld, conditioned or delayed.

4.2 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee shall have the right to enforce the obligations of the Company with respect to Section 4.1.

4.3 Survival. The representations and warranties set forth in Section 2.1 shall survive the Closing.

4.4 Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the State of New York.

4.5 Arbitration.

(a) In the event of any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it (each a “Dispute”), the Parties shall seek to amicably settle or resolve such Dispute through negotiations in good faith. Such negotiations shall begin immediately after one party has delivered to the other parties a written request for such negotiations. If within ten (10) days following the date on which such notice is delivered a Dispute is not resolved, all such unresolved Disputes shall be referred to arbitration upon the request of a Party with notice to the other Party.

(b) The arbitration shall be conducted in Hong Kong and administered by the Hong Kong International Arbitration Centre (“HKIAC”). The seat of the arbitration shall be Hong Kong. There shall be three arbitrators. Such arbitrators shall be selected pursuant to the following:

(i) The claimant (the “Claimant”) shall designate one arbitrator in the notice of arbitration (the “Notice of Arbitration”). If the Claimant does not designate one arbitrator in its Notice of Arbitration, HKIAC shall, within 15 days upon application by either party, appoint one arbitrator for the Claimant;

(ii) The respondent (the “Respondent”) shall designate one arbitrator in the answer to the Notice of Arbitration (the “Answer to the Notice of Arbitration”). If the Respondent fails (i) to designate one arbitrator in its Answer to the Notice of Arbitration; or (ii) to file its Answer to the Notice of Arbitration by the time that it is required to do so, HKIAC shall, within 15 days upon application by either party, appoint one arbitrator for the Respondent;

(iii) The two arbitrators so appointed above shall, within 15 days of confirmation of the second arbitrator, designate a third arbitrator who shall act as the presiding arbitrator of the arbitral tribunal. Failing such designation within the 15 days from the confirmation of the second arbitrator, HKIAC shall, within 15 days upon application by either party, appoint the presiding arbitrator.

(c) The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Hong Kong International Arbitration Center Administered Arbitration Rules (the “HKIAC Rules”) in force when the notice of arbitration is submitted in accordance with the HKIAC Rules. The HKIAC Rules are deemed to be incorporated by reference to this sub-Section.

(d) The arbitrators shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the laws of the State of New York and shall not apply any other substantive law.

(e) Each Party shall cooperate with the other Party in making full disclosure of and providing complete access to all relevant information and documents requested by the other in connection with such arbitration proceedings; provided, that the Dispute shall be resolved in a confidential manner, and none of the foregoing information or documents or the result of the arbitration shall be disclosed or otherwise used unless required by Law or to a court in aid of enforcement of the arbitration award.

(f) During arbitration and prior to an arbitration award being granted, the Parties shall continue to perform those obligations under this Agreement that are not in dispute. Notwithstanding anything to the contrary set forth herein, it is agreed and understood that each Party retains its right to seek any temporary injunctive relief available under applicable law in respect of any breach by the Party of its obligations under this Agreement.

(g) Each of the Parties irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including without limitation sovereign immunity, immunity to pre-award attachment, immunity to post-award attachment or otherwise) in any arbitration proceedings and/or enforcement proceedings against it arising out of or based on this Agreement or the transactions contemplated hereby.

(h) Notwithstanding Section 4.4, the law governing the arbitration agreement under this Section 4.5 shall be Hong Kong law.

4.6 Amendment. This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the Parties.

4.7 Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, each of the Parties and their respective heirs, successors and permitted assigns and legal representatives.

4.8 Assignment. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by a Party without the express written consent of the other Party, except that, without the consent of the Company, the Purchaser may assign all or any part of its rights and obligations hereunder to any Affiliate of the Purchaser or an acquiror or group of acquirors of at least 25% of the total amount of the Purchased Shares acquired by the Purchaser under this Agreement, provided that no such assignment shall relieve the Purchaser of its obligations hereunder if such assignee does not perform such obligations. Any purported assignment in violation of the foregoing sentence shall be null and void.

4.9 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of actual delivery if delivered personally to the Party to whom notice is to be given, on the date sent if sent by e-mail, on the next day following delivery to Federal Express properly addressed or on the day of attempted delivery by the U.S. Postal Service if mailed by registered or certified mail, return receipt requested, postage paid. The address for such notices and communications shall be as set forth on the signature pages attached hereto. Any Party may change its address for purposes of this Section 4.9 by giving the other Parties hereto written notice of the new address in the manner set forth above.

4.10 Entire Agreement. This Agreement and the other Transaction Documents together constitute the entire understanding and agreement between the Parties with respect to the matters covered hereby, and all prior agreements and understandings, oral or in writing, if any, between the Parties with respect to the matters covered hereby are merged and superseded by this Agreement and the other Transaction Documents.

4.11 Severability. If any provisions of this Agreement shall be adjudicated to be illegal, invalid or unenforceable in any action or proceeding whether in its entirety or in any portion, then such provision shall be deemed amended, if possible, or deleted, as the case may be, from the Agreement in order to render the remainder of the Agreement and any provision thereof both valid and enforceable, and all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

4.12 Fees and Expenses. Each of the Parties will bear their respective expenses incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, including fees and expenses of attorneys, accountants, consultants and financial advisors.

4.13 Confidentiality and Public Announcement. Each Party shall keep in confidence, and shall not use (except for the purposes of the transactions contemplated hereby) or disclose, any non-public information disclosed to it or its Affiliates, representatives or agents in connection with this Agreement and other Transaction Documents or the transactions contemplated hereby and thereby. Each Party shall ensure that its Affiliates, representatives and agents keep in confidence, and do not use (except for the purposes of the transactions contemplated hereby) or disclose, any such non-public information. Notwithstanding the foregoing, if any Party believes in good faith that any announcement or notice must be prepared or published pursuant to applicable Laws (including any rules or regulations of any securities exchange or valid legal process) or information is otherwise required to be disclosed to any Authority, such Party may, in accordance with its understanding of the applicable Laws, make the required disclosure in the manner it deems in compliance with the requirements of applicable Laws. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser or an Affiliate of the Purchaser, or include the name of the Purchaser or an Affiliate of the Purchaser in any press release or filing with the SEC or any regulatory agency or Nasdaq, without the prior written consent of the Purchaser, except (i) as required by federal Securities Law in connection with (A) any registration statement and (B) the filing of final Transaction Documents (including signature pages thereto) with the SEC and (ii) to the extent such disclosure is required by Law, request of the SEC or Nasdaq regulations, in which case the Company shall provide the Purchaser with prior written notice of such disclosure permitted under this subclause (ii). From and after the Company’s public disclosure of the material terms of the transactions contemplated hereby, whether by press release or a Report on Form 6-K, the Company shall not, and shall cause its officers, directors, employees and agents not to, provide to the Purchaser material, non-public information about the Company that would restrict the Purchaser’s ability to trade securities of the Company. The Purchaser, severally and not jointly with the other Purchaser(s), covenants that it will comply with the provisions of any confidentiality or nondisclosure agreement executed by it and, in addition, until such time as the transactions contemplated by this Agreement are required to be publicly disclosed by the Company, the Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

4.14 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing:

(a)	by mutual agreement of the Company and the Purchaser;

(b)	by the Company or the Purchaser if any legislative body, court, administrative agency or commission or other Authority, instrumentality, agency or commission shall have enacted, issued, promulgated, enforced or entered any Law or governmental regulation or Order which has the effect of prohibiting the sale and issuance of the Purchased Shares; provided, however, that the right to terminate this Agreement pursuant to this Section 4.14(b) shall not be available to a Party if the issuance of such Law, regulation or Order was initiated by, or primarily due to a breach by, such Party of this Agreement;

(c)	by the Purchaser if there has been a material breach of any representation or warranty by the Company under any Transaction Documents or any material breach of any covenant or agreement by the Company under any Transaction Documents that would give rise to failure of the conditions set forth in Section 1.3(a) to be satisfied, which breach is not cured within ten (10) Business Days following the Purchaser’s delivery of a written notice thereof to the Company; provided, however, that the Purchaser shall not have the right to terminate this Agreement pursuant to this Section 4.14(c) if the Purchaser shall have materially breached or failed to perform any of its representation or warrant or covenant or agreement under this Agreement which breach or failure to perform would give rise to the failure of the condition set forth in Section 1.3; or

(d)	by the Company if there has been a material breach of any representation or warranty by the Purchaser under this Agreement or any material breach of any covenant or agreement by the Purchaser under this Agreement that would give rise to failure of the conditions set forth in Section 1.3(b) to be satisfied, which breach is not cured within ten (10) Business Days following the Company’s delivery of a written notice thereof to the Purchaser; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 4.14(d) if the Company shall have materially breached or failed to perform any of its representation or warrant or covenant or agreement under any Transaction Document which breach or failure to perform would give rise to the failure of the condition set forth in Section 1.3,

(e)	by either Party in the event that the Closing shall not have occurred by October 15, 2026,

in each case this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Parties, except that the provisions of Section 4 hereof shall remain in full force and effect; provided that nothing herein shall relieve any Party hereto from liability for any breach of this Agreement that occurred prior to such termination.

4.15 Specific Performance. The Parties agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity. The Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement or the other Transaction Documents, any remedy at law may prove to be inadequate relief to the Purchaser. The Company agrees that the Purchaser shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

4.16 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser hereunder or pursuant to any of the other Transaction Documents or the Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any Law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

4.17 Headings. The headings of the various articles and sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the section so designated.

4.18 Execution in Counterparts. For the convenience of the Parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument, provided that a signature delivered by an electronic mail which contains a portable document format (.pdf) file of an executed signature page shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

4.19 Definitions. The following terms, as used herein, have the following meanings:

“Action” means any claim, litigation, action, suit (whether civil, criminal, administrative, judicial or investigative), audit, hearing, investigation, binding arbitration or mediation or proceeding, in each case commenced, brought, conducted, heard before or otherwise involving any Authority, arbitrator or mediator, including any audit, claim or assessment for Taxes or otherwise.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

“Alternative Transaction” means any (a) acquisition, merger, consolidation, reorganization, liquidation, recapitalization, share exchange or other business combination involving any Group Company, (b) issuance or sale of any securities of any Group Company, or (c) sale, lease, exchange or other disposition of a significant portion of the properties or assets of any Group Company, in each case other than the transactions contemplated by this Agreement.

“Anti-Corruption Laws” means any anti-money laundering or any provision of the Foreign Corrupt Practices Act of 1977, as amended, 15 U.S.C. §§78dd-1, et seq., the United Kingdom Bribery Act 2010, Hong Kong's Prevention of Bribery Ordinance, the Criminal Law of China, the PRC Anti-Unfair Competition Law, and the Provisional Regulations on Anti-Commercial Bribery or any other applicable anti-corruption or anti-bribery Legal Requirements.

“Applicable Date” means January 1, 2020.

“Approvals” means all franchises, grants, authorizations, licenses, permits, Consents, certificates, approvals and Orders from Authorities necessary for a Person to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted.

“Authority” means any governmental, regulatory or administrative body, agency, authority or self-regulatory body (including any stock or securities exchange) of any nature, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, federal, state, provincial or local.

“Company Employee Benefit Plan” means each Employee Benefit Plan, which any Group Company sponsors, maintains or contributes to, or to which any Group Company is obligated to sponsor, maintain or contribute, for the benefit of its current or former employees, individuals who provide services and are compensated as individual independent contractors or directors, or with respect to which any Group Company may have any obligation or liability, including the Share Incentive Plan. For the purpose of this definition, Employee Benefit Plan means each “employee benefit plan” (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) and each other retirement, supplemental retirement, deferred compensation, employment, bonus, incentive compensation, stock purchase, employee stock ownership, equity-based, phantom-equity, profit-sharing, severance, termination protection, change in control, retention, employee loan, retiree medical or life insurance, educational, employee assistance, fringe benefit and all other employee benefit plan, policy, agreement, program or arrangement, whether oral or written, in each case other than any statutory benefit plan to the extent mandated by Legal Requirements.

“Company Equity Award” means an option, restricted share, restricted share unit or other types of award, in the form of cash or otherwise, of any of the Group Company.

“Company IT Systems” means the IT Systems of the Group Companies. IT Systems for the purpose of this definition means with respect to a Person, collectively, all computerized, automated, information technology or similar systems, platforms and networks owned or used by or for such Person, respectively, including software, hardware, data processing and storage, record keeping, communications, telecommunications, network equipment, peripherals, information technology, mobile and other platforms, and data and information contained in or transmitted by any of the foregoing, together with documentation relating to any of the foregoing.

“Company Privacy Requirements” means the Privacy Requirements of the Group Companies. Privacy Requirements for the purpose of this definition means (a) the Group Companies’ posted written policies with respect to Personal Information, (b) applicable Privacy Laws, and (c) applicable requirements relating to Personal Information collection, use, privacy, security or protection under any Contracts binding upon the Group Companies.

“Company Shares” means, collectively, Class A Ordinary Shares and Class B Ordinary Shares.

“Consent” means any approval, authorization, consent, ratification, permission, exemption, waiver or filing.

“Contracts” means any contract, agreement or other legally binding instrument, including any note, bond, mortgage, deed, indenture, commitment, undertaking, promise, lease, sublease, license or sublicense or joint venture, in each case whether written or oral.

“Control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities or the possession of voting power, as trustee or executor, by Contract or otherwise.

“Customs & International Trade Authorizations” means any and all licenses, license exceptions, notification requirements, registrations and approvals required pursuant to the Customs & International Trade Laws for the lawful export, deemed export, re-export, deemed re-export transfer or import of items subject to the Customs & International Trade Laws.

“Customs & International Trade Laws” any applicable import, customs and trade, export and anti-boycott laws, rules, or regulations of any jurisdiction in which any Group Company is incorporated or does business, including, but not limited to: (i) the Laws, rules, and regulations administered or enforced by U.S. Customs and Border Protection, U.S. Immigration and Customs Enforcement, the U.S. Department of Commerce (including the Bureau of Industry and Security and the International Trade Administration), the U.S. International Trade Commission, the U.S. Department of State (including the Directorate of Defense Trade Controls) and their predecessor agencies; (ii) the Tariff Act of 1930, as amended; (iii) the Export Administration Act of 1979, as amended; (iv) the Export Control Reform Act of 2018; (v) the Export Administration Regulations, including related restrictions with regard to transactions involving Persons on the U.S. Department of Commerce Denied Persons List, Unverified List or Entity List; (vi) the Arms Export Control Act, as amended; (vii) the International Traffic in Arms Regulations, including related restrictions with regard to transactions involving Persons on the Debarred List; (viii) the Foreign Trade Regulations pursuant to 15 C.F.R. Part 30; (ix) the anti-boycott laws, rules and regulations administered by the U.S. Department of Commerce; and (x) the anti-boycott laws, rules and regulations administered by the U.S. Department of the Treasury.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Indebtedness” of any Person at any date means, without duplication, all obligations of such Person under the applicable governing documentation to pay principal, interest, penalties, fees, guarantees, reimbursements, damages, costs of unwinding and other liabilities with respect to (a) indebtedness for borrowed money, whether current or funded, fixed or contingent, secured or unsecured, (b) indebtedness evidenced by bonds, debentures, notes, mortgages or similar instruments or debt securities, (c) leases that are capitalized in accordance with the applicable generally accepted accounting principles under which such Person is the lessee, (d) the deferred purchase price of goods or services (other than trade payables or accruals in the ordinary course of business consistent with past practice), (e) obligations under interest rate swap, hedging or similar agreements and (f) direct or indirect guarantees or other forms of credit support of obligations described in clauses (a) through (e) above of any Person.

“Intellectual Property” means all of the following in any jurisdiction in the world: (a) inventions, whether patentable or not, and all patents and patent applications, (b) copyrights, copyrightable works, works of authorship, content, moral rights, and data and database rights, (c) software, (d) trademarks, service marks, domain names, corporate names, trade names, logos, designs, brands, rights to social media accounts, trade dress, other indicia of source, origin or quality, and the goodwill of the business symbolized by any of the foregoing, (e) know-how, trade secrets, confidential information, and Personal Data, (f) rights of privacy and publicity, (g) registrations, applications and renewals related to any of the foregoing and (h) all other intellectual property, industrial property and similar proprietary rights of any kind or nature.

“Law” means any domestic or foreign, federal, state, municipality or local law, constitution, statute, ordinance, principle of common law, code, act, treaty or Order of general applicability of any applicable Authority, including rules and regulations promulgated thereunder.

“Legal Proceeding” means any action, suit, hearing, claim, charge, audit, lawsuit, litigation, inquiry, arbitration or proceeding (in each case, whether civil, criminal or administrative or at law or in equity) by or before a Authority.

“Legal Requirements” means any federal, state, local, municipal, foreign or other law, statute, constitution, treaty, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling, injunction, judgment, Order, assessment, writ or other legal requirement, administrative policy or guidance, or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Authority.

“Liabilities” means any and all liabilities, Indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured and whether due or to become due), including Tax Liabilities due or to become due.

“Losses” means all losses, damages, costs, expenses, Liabilities, interest, deficiencies, settlements, awards, judgments, fines, assessments, penalties, offsets, expenses, diminutions in value, Actions or other charges of any kind, including reasonable attorneys’ fees, and costs of investigation.

“Material Adverse Effect” means any event, occurrence, fact, condition, change or effect (each, an “Effect”) that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, the assets, Liabilities, results of operations or condition (financial or otherwise), of the Group Companies, taken as a whole, whether or not arising from transactions in the ordinary course of business, (b) the ability of any Group Company to consummate the transactions contemplated by any material agreement to which it is a party or bound or to perform its obligations hereunder or thereunder, whether or not arising from transactions in the ordinary course of business or (c) material adverse effect on the legality, validity or enforceability of this Agreement and the other Transaction Documents or the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement and the other Transaction Documents.

“Open Source Software” means  any software that is licensed, distributed or conveyed (a) as “free software” (as defined by the Free Software Foundation); (b) as “open source software” or pursuant to any license identified as an “open source license” by the Open Source Initiative (www.opensource.org/licenses) or other license that substantially conforms to the Open Source Definition (opensource.org/osd); or (c) under a license that requires as a condition of its use, modification or distribution that it, or other software into which such software is incorporated or with which such software is combined or distributed or that is derived from or links to such software, (i) be disclosed or distributed in source code form, (ii) be licensed for the purpose of making derivative works, or (iii) be subject to any restriction on the consideration to be charged for the distribution or licensing thereof.

“Order” means any award, injunction, judgment, regulatory or supervisory mandate, order, writ, decree or ruling entered, issued, made, or rendered by any Authority that possesses competent jurisdiction.

“Organizational Documents” means, with respect to any Person that is not an individual, the memorandum of association, articles of association, articles of incorporation, certificate of incorporation and certificates of incorporation on change of name, bylaws and any charter, partnership agreements, joint venture agreements, statutory registers (including the register of members, register of directors and register of mortgages and charges) or other equivalent or similar organizational documents of such entity under applicable Law and any amendments thereto.

“Permitted Liens” means (a) statutory Encumbrances securing payments not yet due and payable, including Encumbrances of lessors pursuant to the terms of any lease and sublease, (b) covenants, conditions, restrictions, easements, rights of way or other similar matters of record affecting title to real property, and zoning, building and other similar restrictions, in each case which do not materially impair the use or occupancy of such real property in the operation of the business of the Company or any of its subsidiaries conducted thereon, (c) Taxes, assessments and other governmental levies, fees or charges which are not due and payable or which are being contested in good faith by appropriate proceedings, (d) pledges or deposits made in the ordinary course of business to secure obligations under workers’ compensation, unemployment insurance, social security, retirement and similar Laws or similar legislation or to secure public or statutory obligations, (e) mechanics’, carriers’, workmen’s, repairmen’s or other like Encumbrances arising or incurred in the ordinary course of business for amounts which are not yet past due or which are being contested by appropriate proceedings, (f) non-exclusive licenses under any Intellectual Property granted by the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice, (g) Encumbrances that are disclosed in the SEC Documents filed or furnished prior to the date hereof, (h) Encumbrances securing indebtedness or liabilities that have otherwise been disclosed to the Purchaser in writing as of the date of this Agreement, and (i) other Encumbrances arising by the operation of mandatory requirements under applicable Laws.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Information” means any information that is defined as “personal data,” “personally identifiable information,” “individually identifiable health information,” “protected health information,” “personal information” or any other similar or equivalent term under any applicable Legal Requirement (including applicable Legal Requirements governing data protection, privacy or data security), including any such information that constitutes (or relates directly or indirectly to) an individual’s name, street address, telephone number, e-mail address, photograph, personal ID number/ social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number, biometric identifiers (including video or photographic images, fingerprints and voice biometric data relating to natural persons), health-related information or data.

“PRC” means the People’s Republic of China, excluding for the purposes of this Agreement Hong Kong, the Macao Special Administrative Region of the PRC and Taiwan.

“Privacy Laws” means any and all applicable Legal Requirements (including of any applicable foreign jurisdiction) relating to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (both technical and physical), disposal, destruction, disclosure or transfer (including cross-border) of Personal Information, including the Children’s Online Privacy Protection Act, the California Consumer Privacy Act of 2018 (as amended by the California Privacy Rights Act of 2020), the Family Educational Rights and Privacy Act, the Federal Trade Commission Act, the General Data Protection Regulation (EU) 2016/679 on the protection of individuals with regard to the processing of personal data and on the free movement of such data and all laws implementing it (including as it was retained as domestic law in the United Kingdom following the United Kingdom’s exit from the European Union), the Illinois Biometric Information Privacy Act and any and all applicable Legal Requirements relating to breach notification in connection with Personal Information.

“Reference Date” means January 1, 2020.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of comprehensive Sanctions.

“Sanctioned Person” means any Person that is the target of any Sanctions, including without limitation, (i) any Person listed on any Sanctions-related list of designated Persons maintained by the United States (including OFAC and the U.S. Department of State), the United Nations Security Council, the European Union or any European Union member state, the United Kingdom (including His Majesty’s Treasury), or Switzerland; (ii) any Person that is located, organized, or resident in a Sanctioned Country; (iii) any Person otherwise subject to Sanctions; or (iv) any Person owned, directly or indirectly, or controlled by or acting for or on behalf of any such Person or Persons described in the foregoing clauses (i) – (iii).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced by the United States (including OFAC and the U.S. Department of State), the United Nations Security Council, the European Union or any European Union member state, the United Kingdom (including His Majesty’s Treasury), or Switzerland.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the Securities and Exchange Commission of the United States.

“Subsidiary” or “Subsidiaries” means with respect to any given Person, any other Person that is Controlled directly or indirectly by such given Person, which will also include any variable interest entity which is consolidated with such Person under applicable accounting rules, and any partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or Losses or will be or Control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity.

“Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind in the nature of taxes imposed by any Tax Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

“Tax Authority” means the Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

“Tax Return” means any return, declaration, report, form, claim for refund, or information return or statement relating to Taxes that is filed or required to be filed with a Authority, including any schedule or attachment thereto and any amendment thereof.

“Transaction Documents” means this Agreement and any other documents, agreements, instruments and certificates executed or delivered by the Company or the Purchaser pursuant to or in connection with this Agreement or the transactions contemplated hereby.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

COMPANY:

AGM GROUP HOLDINGS INC.

By:

Name:

Title:

Address and Contacts of the Company:

c/o Creative Consultants (Hong Kong) Limited

Unit 2212, 22/F, CC Wu Building

302-308 Hennessy Road

Wanchai, Hong Kong

Attention: Bo Zhu

Email:	zhubo@agmhgroup.com

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

PURCHASER:

VASTWAY TECHNOLOGY CO., LTD.

By:

Name:

Title:

Aggregate Purchase Price: Up to US$11,000,000

Address and Contacts of the Purchaser:

4th Floor, Harbour Place

103 South Church Street

P.O. Box 10240

Grand Cayman KY1-1002, Cayman Islands